BY-LAWS OF

                    OPPENHEIMER LIMITED-TERM GOVERNMENT FUND

                      (as amended through October 24, 2000)

         Section 1. Agreement and Declaration of Trust and Principal Office

      1.1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of OPPENHEIMER LIMITED-TERM GOVERNMENT FUND, the
Massachusetts business trust established by the Agreement and Declaration of Trust (the "Trust").

     1.2. Principal Office of the Trust; Resident Agent. The principal office of the Trust shall be located in Denver, Colorado. Its resident agent in Massachusetts shall be Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, Attention: Stephen L. Kuhn, Esq., or such other person as the Trustees may from time to time select.

                             Section 2. Shareholders

      2.1. Shareholder Meetings. Meetings of the shareholders may be called at any time by the Trustees, by the Chairman or, if the Trustees and the Chairman shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 25% of all shares issued and outstanding and entitled to vote at the meeting, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

      2.2. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the Chairman of the Trust.

      2.3. Notice of Meetings. Written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage prepaid and addressed to the Shareholder's address as it appears upon the books of the Fund. In lieu thereof, such notice also may be delivered by such other means, for example electronic delivery, to the extent consistent with applicable laws. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

     2.4. Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

      2.5. Proxies and Voting. At all meetings of shareholders, every shareholder of record entitled to vote at such meeting shall be entitled to vote at such meeting either in person of by proxy. Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.
      Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                               Section 3. Trustees

      3.1. Committee and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Any such committee may be abolished and reconstituted at any time and from time to time by the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business.

      3.2. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

      3.3. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

      3.4. Notice. It shall be sufficient notice to a Trustee to send notice by mail at least three days or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      3.5. Adjournment and Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      If a quorum is present but sufficient votes in favor of one or more proposals have not been received, any of the persons named as proxies or attorneys-in-fact may propose and approve one or more adjournments of the meeting to permit further solicitation of proxies with respect to any proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

      3.6. Composition of Board. During the term this Section of the By-Laws is in effect, no person shall be elected to serve as a member of the Board, and the Board is prohibited from taking any action to nominate, elect or propose any person to serve as a Board member, if his election would then cause the Board not to be in compliance with the standards set forth in Section 15 (f) (1) (a) of the Investment Company act of 1940, as amended (The "Act"), as such Section of the Act may be amended from time to time. During the term this Section of the By-Laws is in effect, any Board member who becomes an "interested person" (as defined in the Act) and thereby causes the composition of the Board not to be in compliance with the standards set forth in Section 15 (f) (1) (a) of the Act, as such Section of the Act may be amended from time to time, shall cease automatically, immediately upon the existence of such status as an "interested person," to be qualified to serve as a Board member and shall cease to be a Board member, without any further action required on the part of the remaining Board members or the shareholders to remove such Board member from office. This Section of the By-Laws may be altered or repealed only by a vote of a majority of the outstanding shares of the Trust but shall expire automatically and cease to be of any effect on such date as is three years from the closing of the Asset Sale Agreement among Clayton Brown & Associates, Inc., Clayton Brown Advisors, Inc., Clayton Brown Financial & Advertising Services, Inc., and Oppenheimer Management Corporation.

      3.7. Composition of Board. During the term this Section of the By-Laws is in effect, and with respect to the Plan and Agreement of Merger herein below identified, no person shall be elected to serve as a member of the Board, and the Board is prohibited from taking any action to nominate, elect or propose any person to serve as a Board member, if his election would then cause the Board not to be in compliance with standards set forth in Section 15 (f) (1) (a) of the Investment Company Act of 1940, as amended (The "Act"), as such Section of the Act may be amended from time to time. During the term this Section of the By-Laws is in effect, any Board member who becomes an "interested person" (as defined in the Act) and thereby causes the composition of the Board not to be in compliance with the standards set forth in Section 15 (f) (1) (a) of the Act, as such Section of the Act may be amended from time to time, shall cease automatically, immediately upon the existence of such status as an "interested person," to be qualified to serve as a Board member and shall cease to be a Board member, without any further action required on the part of the remaining Board members or the shareholders to remove such Board member from office. This Section of the By-Laws may be altered or repealed only by a vote of a majority of the outstanding shares of the Trust but shall expire automatically and cease to be of any effect on such date as is three years from the closing of the Plan and Agreement of Merger among Mercantile House (Overseas) Limited, Oppenheimer Acquisition Corp., OAC Merger Corp., and Maximum Holdings, Inc.

                         Section 4. Officers and Agents

      4.1. Enumeration; Qualification. The officers of the Trust shall be a Chairman of the Board, a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder.

      4.2. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

      4.3. Election. The Chairman, the president, the treasurer and the secretary shall be elected annually by the Trustees at their last meeting in each calendar year or at such other meeting in such year as the Trustees shall determine. Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time.

      4.4. Tenure. The Chairman, president, treasurer and secretary shall hold office until the first meeting of Trustees in each calendar year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.

      4.5. Chairman of the Board. The Chairman of the Board of Trustees shall be the chief executive officer of the Trust; shall, subject to the control of the Trustees, have general charge and supervision of the Trust; shall preside at all meetings of the shareholders and of the Trustees at which he is present; and shall see that all orders and resolutions of the Board of Trustees are carried into effect (sometimes referred to herein as the "Chairman").

      4.6. President and Vice Presidents. The president shall be the chief administrative officer of the Trust. The president shall at the request or in the absence or disability of the Chairman exercise the powers of the Chairman and shall perform such other duties and have such other powers as the Trustees shall prescribe from time to time. Any vice president shall at the request or in the absence or disability of the president exercise the powers of the president and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.

      4.7. Treasurer and Controller. The treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chairman. The treasurer shall also be the chief accounting officer of the Trust and shall have the duties and power prescribed herein for the controller. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

      4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

                       Section 5. Resignation and Removals

      Any Trustee or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                              Section 6. Vacancies

      A vacancy in the office of Trustee shall be filled in accordance with the Declaration of Trust. Vacancies resulting from the death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the Chairman, the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns is removed or becomes disqualified.

                   Section 7. Shares of Beneficial Interest

      7.1. Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman, the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or a shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

      In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     7.2. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

      7.3. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                             Section 8. Record Dates

      The Board of Trustees may fix, in advance, a record date for the determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders and Shareholders entitled to receive any dividend payment or allotment of rights, as the case may be. Only Shareholders of record on such date and entitled to receive such dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.
                                 Section 9. Seal

      The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                         Section 10. Execution of Papers

      Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed, by the Chairman or the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                             Section 11. Fiscal Year

      The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.

                             Section 12. Amendments

      These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.












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